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                           DUKE REALTY INVESTMENTS, INC.


                  1,500,000 shares of Common Stock, $.01 par value

                                  TERMS AGREEMENT

                                                              November 20, 1998

TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 1,500,000 shares of common stock, $.01 par value (the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Goldman, Sachs & Co. (the "Underwriter") offers to purchase all of the Initial Underwritten Securities at the purchase price set forth below.

     In addition, notwithstanding anything to the contrary provided in the Underwriting Agreement (as defined below), the Company hereby grants to the Underwriter the right to purchase at its election up to 225,000 Option Securities (as defined in the Underwriting Agreement), at the purchase price per share set forth below, for the sole purpose of covering over-allotments in the sale of the Initial Underwritten Securities. Any such election to purchase Option Securities may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Terms Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Underwriter but in no event earlier than the Closing Time or, unless the Underwriter and the Company otherwise agree in writing, no earlier than two or later than ten full business days after the date of such notice.

     Moreover, notwithstanding anything to the contrary provided in the Underwriting Agreement, in Section 5(h) thereof or otherwise, DMI Partnership and the directors and executive officers of the Company and the Operating Partnership shall not be required to agree as a condition of the Underwriter's obligations to deliver the letter agreement referred to in Section 5(h).

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     Except as provided in the preceding paragraph hereof, all the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- Underwriting Agreement", dated October 15, 1998 (the "Underwriting Agreement"), are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
Each reference to the "Representatives", the "Underwriters", "Merrill Lynch & Co.", "Merrill Lynch, Pierce, Fenner & Smith Incorporated" or "Merrill Lynch" in the Underwriting Agreement shall be deemed to refer to Goldman, Sachs & Co., and each reference to Rogers & Wells LLP in such Underwriting Agreement shall be deemed to refer to Sullivan & Cromwell.

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     1.  The Initial Underwritten Securities shall have the following terms:

          Title of Securities:                    Common Stock, $.01 par value

          Number of Initial
          Underwritten Securities:                1,500,000

          Public offering price per share:        $22.875

          Purchase price per share:               $21.675


          2.  The Option Securities shall have the following terms:

          Title of Securities:                    Common Stock, $.01 par value

          Number of Option Securities,
          if any, that may be purchased
          by the Underwriter:                     225,000

          Public offering price per share:        $22.875

          Purchase price per share:               $21.675


          3.  Closing Time, date and location:    9:30 a.m., New York City Time,
                                                  November 25, 1998, New York
                                                  City

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     Please accept this offer no later than 7:00 p.m. (New York City time) on
November 20, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,




                              By:     /s/ Goldman, Sachs & Co.
                                      ------------------------------
                                      (Goldman, Sachs & Co,)



Accepted:

DUKE REALTY INVESTMENTS, INC.



By: /s/   Matthew A. Cohoat
    --------------------------------------------------
     Name:  Matthew A. Cohoat
     Title: Vice President and Corporate Controller




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